EXHIBIT 4.12
                                                                    ------------
                            STOCK PURCHASE AGREEMENT
                            ------------------------

         AGREEMENT made as of this 23rd day of September 2005, by and between American United Global, Inc. ("Seller") and _________ ("Buyer"), and for purposes of Section 6.2 of this Agreement, Western Power & Equipment Corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller is the owner of _________ shares of the common stock (the "Shares"), of Western Power & Equipment Corporation ("Western"), a Delaware corporation;

         WHEREAS the Shares are unregistered securities under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS the Shares are subject to a lien by various lien holders;

         WHEREAS Seller shall satisfy its obligations giving rise to the lien upon the Shares in order to be able to transfer free and clear title to the Shares at the time of closing of the transactions anticipated by this Agreement; and

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, the Shares upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:


         1.       PURCHASE AND SALE OF THE SHARES.
                  -------------------------------

         Purchase and Sale. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.


         2.       CONSIDERATION.
                  -------------

         Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be the Buyer's payment of _________ Dollars ($___) to Seller, receipt of which is hereby acknowledged.


         3.       CLOSING.
                  -------

         3.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, at the date first set forth above (hereinafter the "Closing Date").

         3.2 Delivery by Seller. At the Closing, Seller shall deliver to Buyer, Certificates representing the

Shares and executed Stock Power(s) or other documents satisfactory to Buyer permitting transfer to Buyer of the Shares.

         3.3 Delivery by Buyer. At the Closing, Buyer shall deliver to the Seller the sum of _________ Dollars ($___) by wire transfer of immediately available funds pursuant to the wire transfer instructions attached hereto as Exhibit A.


         4.       REPRESENTATIONS AND WARRANTIES OF SELLER.
                  ----------------------------------------

                  Seller hereby represents and warrants to Buyer as follows:

         4.1 Status of Seller and Shares. At Closing, Seller shall have the rights as that of the sole beneficial owner of the Shares, who owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.


         5.       REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER.
                  ---------------------------------------------------------

                  Buyer hereby represents, warrants and acknowledges to Seller as follows:

         5.1 Investment Purposes. Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Shares made in full compliance with all applicable provisions of the Securities Act and the Exchange Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and that such Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

         5.2 Sophisticated Investor. Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.


         6.       POST-CLOSING COVENANTS.
                  ----------------------

         6.1 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

         6.2 Registration Rights. Seller shall use its best efforts to insure that promptly after the Closing, Western will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to Western, on such form of registration statement that is then available to effect a registration of all Shares, such as, for example, an amendment to its most recent S-1 filing) for the purpose of registering under the Securities Act all of the Shares for resale by, and for the account of, the Buyer as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Buyer to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Shares. Western agrees to use best efforts to cause the Registration Statement to become effective as soon as practicable after filing.

         7.       MISCELLANEOUS
                  -------------

         7.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

         (a)      If to Seller, to:
                  American United Global, Inc.
                  108 Village Square - #327
                  Somers, NY 10589
                  Attn: Robert Rubin, CEO
                  Fax No.: (631) 254-2136

         (b)      If to the Buyer, to:




         7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         7.4 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be considered as valid signatures as of the date hereof, although the original signature pages shall thereafter be appended to this Agreement and retained by [Seller or Buyer].

         7.6 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         7.7 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

         7.8 Arbitration. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance or termination, which the parties hereto are unable to resolve within a reasonable time after written notice from one (1) party to the other of the existence of such controversy or dispute shall be determined by arbitration. Such arbitration shall be in accordance with the rules and procedures then in effect of the National Association of Securities Dealers, Inc. by a securities industry panel. The costs and expenses of such arbitration, including attorney's fees and expenses, shall be awarded as determined by the arbitrators.

         7.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



SELLER:                                          BUYER


American United Global, Inc.


----------------------------                     ----------------------------
Name:                                            Name:
Title:                                           Title:



                                                 WESTERN POWER & EQUIPMENT CORP.
                                                 (signing only with respect to
                                                 Section 6.2 of this Agreement)


                                                 ----------------------------
                                                 Name:
                                                 Title: